As filed with the Securities and Exchange Commission on March 9, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUBURBAN PROPANE PARTNERS, L.P.
SUBURBAN ENERGY FINANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware Delaware	22-3410353 20-0436100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Route 10 West
Whippany, NJ 07981
(973) 887-5300
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Paul Abel, Esq.
Vice President, General Counsel and Secretary
One Suburban Plaza
240 Route 10 West
Whippany, NJ 07981
(973) 887-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charles E. Dropkin, Esq.
James P. Gerkis, Esq.
Proskauer Rose LLP
New York, NY 10036-8299
(212) 969-3000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Note	Offering Price	Fee(1)
Senior Debt Securities	—	—	—	—

(1)	An indeterminate aggregate offering price or number of the securities of each identified class is being registered as may be issued from time to time at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Suburban Propane Partners, L.P.
Suburban Energy Finance Corp.

Senior Debt Securities

This prospectus relates to the offer, from time to time, of senior debt securities of Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. The senior debt securities may be offered for resale in amounts, at prices and on terms to be set forth in one or more accompanying prospectus supplements and may be offered separately or together, or in separate series.

We will offer and sell these senior debt securities to or through one or more underwriters in firm commitment underwritings. This prospectus describes the general terms of our senior debt securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement and any related free writing prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements.

You should carefully consider each of the factors described under “Risk Factors” beginning on page 4 of this prospectus and in the appropriate prospectus supplement before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2010

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer from time to time the senior debt securities described in this prospectus in one or more offerings. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with any related free writing prospectus, together with the information incorporated by reference, before deciding to invest in our securities.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with additional or different information. No underwriter, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus and the accompanying prospectus supplement constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus, including the “Risk Factors,” and the accompanying prospectus supplement or any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

ABOUT SUBURBAN PROPANE PARTNERS, L.P.

Suburban Propane Partners, L.P., a publicly traded Delaware limited partnership, is a nationwide marketer and distributor of a diverse array of products meeting the energy needs of our customers. We specialize in the distribution of propane, fuel oil and refined fuels, as well as the marketing of natural gas and electricity in deregulated markets. In support of our core marketing and distribution operations, we install and service a variety of home comfort equipment, particularly in the areas of heating and ventilation. We believe, based on LP/Gas Magazine dated February 2010, that we are the fifth-largest retail marketer of propane in the United States, measured by retail gallons sold in the year 2009. As of September 26, 2009, we were serving the energy needs of approximately 850,000 active residential, commercial, industrial and agricultural customers through approximately 300 locations in 30 states located primarily in the east and west coast regions of the United States, including Alaska. We sold approximately 343.9 million gallons of propane to retail customers and 57.4 million gallons of fuel oil and refined fuels during the year ended September 26, 2009. For the three-month period ended December 26, 2009, we sold approximately 90.0 million gallons of propane to retail customers and 13.1 million gallons of fuel oil and refined fuels. Together with our predecessor companies, we have been continuously engaged in the retail propane business since 1928.

We conduct our business principally through Suburban Propane, L.P., a Delaware limited partnership, which operates our propane business and assets (the “Operating Partnership”), and its direct and indirect subsidiaries. Our general partner, and the general partner of our Operating Partnership, is Suburban Energy Services Group LLC (the “General Partner”), a Delaware limited liability company. Since October 19, 2006, the General Partner has had no economic interest in either the Partnership or the Operating Partnership other than as a holder of 784 common units of the Partnership. Prior to October 19, 2006, the General Partner was majority-owned by senior management of the Partnership and owned an approximate combined 1.75% general partner interest in the Partnership and the Operating Partnership.

We are a publicly traded Delaware limited partnership. Our common units are listed on the New York Stock Exchange and traded under the symbol “SPH.” Our principal executive offices are located at 240 Route 10 West, Whippany, New Jersey 07981, and our phone number is (973) 887-5300. Our internet webpage is located at www.suburbanpropane.com; however, the information in, or that can be accessed through, our webpage is not part of this prospectus.

References in this prospectus to “Suburban,” “the Partnership,” “we,” “us” and “our” refer to Suburban Propane Partners, L.P. and its subsidiaries, unless the context otherwise requires.

ABOUT SUBURBAN ENERGY FINANCE CORP.

Suburban Energy Finance Corp. is one of our wholly-owned subsidiaries. It has nominal assets and does not and will not conduct any operations or have any employees. It was formed in 2003 for the sole purpose of acting as a co-obligor for our debt securities solely to allow the investment in our debt securities by certain institutional investors that might not otherwise be able to invest in our securities, either because we are a limited partnership, or by reason of the legal investment laws of their states of organization or their charters.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements (“Forward-Looking Statements”) as defined in the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), relating to our future business expectations and predictions and financial condition and results of operations. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects” or “plans” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategies or risks and uncertainties. These Forward-Looking Statements involve certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such Forward-Looking Statements (statements contained in this prospectus identifying such risks and uncertainties are referred to as “Cautionary Statements”). The risks and uncertainties and their impact on our results include, but are not limited to, the following risks:

•	The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

•	Volatility in the unit cost of propane, fuel oil and other refined fuels and natural gas, the impact of our hedging and risk management activities, and the adverse impact of price increases on volumes as a result of customer conservation;

•	Our ability to compete with other suppliers of propane, fuel oil and other energy sources;

•	The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, global terrorism and other general economic conditions;

•	Our ability to acquire and maintain reliable transportation for our propane, fuel oil and other refined fuels;

•	Our ability to retain customers;

•	The impact of customer conservation, energy efficiency and technology advances on the demand for propane and fuel oil;

•	The ability of management to continue to control expenses;

•	The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and global warming and other regulatory developments on our business;

•	The impact of changes in tax regulations that could adversely affect our tax treatment for federal income tax purposes;

•	The impact of legal proceedings on our business;

•	The impact of operating hazards that could adversely affect our operating results to the extent not covered by insurance;

•	Our ability to make strategic acquisitions and successfully integrate them;

•	The impact of current conditions in the global capital and credit markets, and general economic pressures; and

•	Other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this prospectus under “Risk Factors.”

Some of these Forward-Looking Statements are discussed in more detail in “Risk Factors” beginning on page 4 of this prospectus. On different occasions, we or our representatives have made or may make Forward-Looking Statements in other filings with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Readers are cautioned not to place undue reliance on Forward-Looking Statements, which reflect management’s view only as of the date made. We undertake no obligation to update any Forward-Looking Statements or Cautionary Statements. All subsequent written and oral Forward-Looking Statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements in this prospectus and in future SEC reports. For a more complete discussion of specific factors which could cause actual results to differ from those in the Forward-Looking Statements or Cautionary Statements, see the “Risk Factors” section of this prospectus.

Forward-Looking Statements or Cautionary Statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in Suburban should consider all risks and uncertainties disclosed in our SEC filings, described above under the “Where You Can Find More Information” section of this prospectus, all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

RISK FACTORS

An investment in our securities involves risks.  You should carefully consider the specific risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 26, 2009, as well as the other information contained in this prospectus, any prospectus supplement and any related free writing prospectus and the information we have incorporated herein by reference in evaluating an investment in Suburban. See “Where You Can Find More Information.” If any of these risk factors were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we will include additional risk factors relevant to such securities in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the periods indicated:

	Three Months
	Ended	Year Ended
	December 26,	September 26,	September 27,	September 29,	September 30,	September 24,
	2009	2009	2008	2007	2006	2005

Ratio of earnings to fixed charges(1)	7.35	5.07	3.69	4.09	3.01	(A )

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of the discount on certain of the Partnership’s long-term borrowings, amortization of capitalized debt origination costs, and the estimated interest portion of operating leases (12% of rent expense represents a reasonable approximation of the interest factor).

(A)	Due to the Partnership’s loss in the fiscal year ended September 24, 2005, the ratio of earnings to fixed charges was less than 1:1. For that fiscal year, the Partnership would have needed to generate additional earnings of $11.0 million to achieve ratio coverage of 1:1.

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general partnership purposes, which may include working capital needs, repayment of indebtedness, capital expenditures and acquisitions.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

The debt securities will be issued from time to time under an indenture and applicable supplemental indenture with respect to any series of debt securities between Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. and The Bank of New York Mellon, as trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and applicable supplemental indenture. We urge you to read the indenture, the applicable supplemental indenture and the prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. The form of indenture is filed as an exhibit to this registration statement.

General

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.

Brief Description of the Senior Debt Securities

The debt securities will:

•	be our unsecured general joint and several obligations;

•	rank senior in right of payment to all of our subordinated indebtedness;

•	rank equally in right of payment with all of our other senior indebtedness;

•	be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to, which means they rank behind, the indebtedness of our Operating Partnership, including its Credit Agreement.

We will pay principal and interest on the debt securities at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the debt security holders at their respective addresses as set forth in the register of debt securities. All payments with respect to global debt securities, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global debt securities. Until otherwise designated by us, our office or agency in New York will be the office of the trustee maintained for payment purposes.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	the total principal amount offered;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	the terms and conditions on which we may optionally redeem the debt securities;

•	the terms and conditions on which we may be required to redeem the debt securities;

•	any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, which are specified in the indenture, and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $1,000 and integral multiples thereof.

PLAN OF DISTRIBUTION

We will offer the securities only by and through underwriters in firm commitment underwritings.

We will prepare a prospectus supplement and any related free writing prospectus for each offering that will disclose the terms of the offering, including the name or names of any of the underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to the underwriters.

Securities offered by this prospectus will be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased.

If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), engage in transactions, including stabilization bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the securities at a level above that which might otherwise prevail in the open market. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

In compliance with FINRA guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

We may agree to indemnify underwriters who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The senior debt securities offered under this prospectus or any applicable prospectus supplement will have no established trading market. Any underwriters to whom such offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered senior debt securities will not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Proskauer Rose LLP in New York, NY. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The financial statements of Suburban Propane Partners, L.P. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 26, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Suburban Energy Services Group LLC incorporated in this prospectus by reference to the Current Report on Form 8-K of Suburban Propane Partners, L.P. dated March 9, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Suburban, who file electronically with the SEC. The address of that site is www.sec.gov.

Our Internet website address is www.suburbanpropane.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

Our common units are listed on the New York Stock Exchange, and reports, proxy statements and other information can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 to register the senior debt securities to be sold in connection with this prospectus. As permitted by the rules and regulations of the SEC, this prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and the securities offered under this prospectus, reference is made to the registration statement and the attached exhibits and schedules. Although required material information has been presented in this prospectus, statements contained in this prospectus as to the contents or provisions of any contract or other document referred to in this prospectus may be summary in nature and in each instance reference is made to the copy of this contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by this reference, including the exhibits and schedules filed therewith. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement. Our business, financial condition, results of operations and prospectus may have changed since that date.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date that we file that document, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that Suburban has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about Suburban and its financial condition.

•	Annual Report on Form 10-K for the year ended September 26, 2009, as filed on November 25, 2009.

•	Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2009, as filed on February 4, 2010.

•	Definitive Proxy Statement, filed with the SEC on May 26, 2009.

•	Definitive Additional Materials to our definitive Proxy Statement, filed with the SEC on June 25, 2009.

•	Current Reports on Form 8-K or 8-K/A dated and filed on the following dates (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed):

Dated	Filed

October 22, 2009	October 22, 2009
October 29, 2009	October 29, 2009
November 10, 2009	November 10, 2009
November 13, 2009	November 13, 2009
January 21, 2010	January 21, 2010
January 21, 2010	January 21, 2010
March 9, 2010	March 9, 2010

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your requests to: Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206, Telephone No.: (973) 503-9252, Attention: Investor Relations.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the Registrants in connection with the sale of the securities being registered. All amounts, other than the SEC registration fee, are estimates.

SEC registration fee	$	*
Trustee’s fees and expenses
Printing
Accounting fees and expenses
Legal fees and expenses of registrant’s counsel
Blue sky fees and expenses
Miscellaneous fees and expenses
Total	$

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers.

Suburban Propane Partners, L.P.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Our Partnership Agreement provides that we will indemnify (i) the members of the Board of Supervisors or the members of the Board of Supervisors of our operating partnership subsidiary, Suburban Propane, L.P., or any subsidiary of Suburban Propane, L.P., (ii) the general partner, (iii) any departing partner, (iv) any person who is or was an affiliate of the general partner or any departing partner, (v) any person who is or was a member, partner, director, officer, employee, agent or trustee of us, Suburban Propane, L.P. or any subsidiary of Suburban Propane, L.P., (vi) any person who is or was a member, partner, officer, director, employee, agent or trustee of the general partner or any departing partner or any affiliate of the general partner or any departing partner, or (vii) any person who is or was serving at the request of the Board of Supervisors, the general partner or any departing partner or any affiliate of the general partner or any departing partner as a member, partner, director, officer, employee, agent, fiduciary or trustee of another person (“Indemnitees”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees, expenses and other disbursements), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of our assets, and the general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable it to effectuate, such indemnification. We are authorized to purchase (or to reimburse the general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with our activities, regardless of whether we would have the power to indemnify such persons against such liabilities under the provisions described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and/or persons controlling the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Suburban Energy Finance Corp.

Section 145 of Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the Delaware General Corporation Law also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

In addition, Section 102(b)(7) of the Delaware General Corporation Law permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions; or (iv) for any transactions from which the director derived an improper personal benefit. The certificate of incorporation of Suburban Energy Finance Corp. contains the provision permitted by this section.

Certificate of Incorporation and Bylaws

Article Eighth of the Certificate of Incorporation and Article 24 of the Bylaws of Suburban Energy Finance Corp. provide for Suburban Energy Finance Corp. to indemnify its corporate personnel, directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as the same may be supplemented or amended from time to time.

The above discussion of the Certificate of Incorporation and Bylaws of Suburban Energy Finance Corp. and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, Bylaws and the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants as disclosed above, the registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit
No.		Description

Exhibit 1	.1 *	Underwriting Agreement
Exhibit 4.1		Form of Indenture between Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as trustee
Exhibit 5.1		Opinion of Proskauer Rose LLP
Exhibit 12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges
Exhibit 23.1		Consent of PricewaterhouseCoopers LLP
Exhibit 23.2		Consent of Proskauer Rose LLP (included in Exhibit 5.1)
Exhibit 24.1		Power of Attorney (set forth on signature page)
Exhibit 25.1		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1929, as amended, of The Bank of New York Mellon, as trustee

*	To be filed by amendment or by the filing of a Form 8-K.

Item 17.	Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, Suburban Propane Partners, L.P., and Suburban Energy Finance Corp., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Whippany, New Jersey, on the 9th day of March, 2010.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ Michael J. Dunn, Jr.
Michael J. Dunn, Jr.
President and Chief Executive Officer

SUBURBAN ENERGY FINANCE CORP.

By:	/s/ Michael J. Dunn, Jr.
Michael J. Dunn, Jr.
President (Chief Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Stivala and Paul E. Abel, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of Suburban Propane Partners, L.P. in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Dunn, Jr. Michael J. Dunn, Jr.	President & Chief Executive Officer and Supervisor	March 9, 2010

/s/ Harold R. Logan, Jr. Harold R. Logan, Jr.	Chairman and Supervisor	March 9, 2010

Signature	Title	Date

/s/ John Hoyt Stookey John Hoyt Stookey	Supervisor	March 9, 2010

/s/ Dudley C. Mecum Dudley C. Mecum	Supervisor	March 9, 2010

/s/ John D. Collins John D. Collins	Supervisor	March 9, 2010

/s/ Jane Swift Jane Swift	Supervisor	March 9, 2010

/s/ Michael A. Stivala Michael A. Stivala	Chief Financial Officer	March 9, 2010

/s/ Michael A. Kuglin Michael A. Kuglin	Controller and Chief Accounting Officer	March 9, 2010

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Stivala and Paul E. Abel, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of Suburban Energy Finance Corp. in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Dunn, Jr. Michael J. Dunn, Jr.	President (Chief Executive Officer) and Director	March 9, 2010

/s/ Michael A. Stivala Michael A. Stivala	Vice President & Chief Financial Officer (Chief Accounting Officer) and Director	March 9, 2010

/s/ Michael M. Keating Michael M. Keating	Director	March 9, 2010

EXHIBIT INDEX

Exhibit
No.		Description

Exhibit 1	.1 *	Underwriting Agreement
Exhibit 4.1		Form of Indenture between Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as trustee
Exhibit 5.1		Opinion of Proskauer Rose LLP
Exhibit 12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges
Exhibit 23.1		Consent of PricewaterhouseCoopers LLP
Exhibit 23.2		Consent of Proskauer Rose LLP (included in Exhibit 5.1)
Exhibit 24.1		Power of Attorney (set forth on signature page)
Exhibit 25.1		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1929, as amended, of The Bank of New York Mellon, as trustee

*	To be filed by amendment or by the filing of a Form 8-K.